Capital City Bank Group, Inc.

Reports Fourth Quarter and Full Year 2019 Results

TALLAHASSEE, Fla. (January 30, 2020) – Capital City Bank Group, Inc. (NASDAQ: CCBG) today reported net income of $8.6 million, or $0.51 per diluted share for the fourth quarter of 2019 compared to net income of $8.5 million, or $0.50 per diluted share for the third quarter of 2019, and $8.5 million, or $0.50 per diluted share for the fourth quarter of 2018.

For the full year 2019, net income totaled $30.8 million, or $1.83 per diluted share, compared to net income of $26.2 million, or $1.54 per diluted share for 2018.  Net income for 2018 included tax benefits totaling $3.3 million, or $0.19 per diluted share related to 2017 plan year pension contributions made in 2018.

Fourth Quarter 2019 HIGHLIGHTS

•       Operating revenues held firm despite third and fourth quarter Fed rate reductions

-        Highlights the value of our revenue diversification and core deposit franchise

•       Average loans increased $9 million, or 0.5% sequentially

•       Loan loss provision decreased $1.0 million sequentially

•       Entered into a definitive agreement to acquire 51% ownership in Brand Mortgage, LLC

Full Year 2019 HIGHLIGHTS

•       Strong revenue growth

-        Net interest income increased 12%

-        Noninterest income increased 3%

•       Net interest margin of 3.85%, increased 21 basis points

•       Average loans increased $104 million, or 6%

•       Average deposit balances increased $115 million, or 5%

•       Continued strong credit quality

-        Loan loss provision decreased $0.9 million, or 31%

-        Nonperforming assets decreased $3.7 million, or 40%

•       Tangible common equity ratio, a non-GAAP financial measure, increased 48 basis points to 8.06%

•       Tangible book value per share, a non-GAAP financial measure, increased 10.9% to $14.37

“Capital City wrapped up 2019 with a strong fourth quarter and solid performance for the year as annual earnings per share increased 19%,” said William G. Smith, Jr., Chairman, President and CEO.  “While rates declined throughout the year, our net interest income and net interest margin increased $10.7 million and 21 basis points, respectively.  Wealth management, mortgage banking and bankcard fees drove $1.5 million growth in noninterest income, while our efficiency ratio continues to show significant improvement.  Loan growth in 2019 was lower than projected, but we know our markets, operate within our risk profile and will not unnecessarily compromise on rate or quality.  For the year, net charge-offs were 0.13% of average loans and our credit quality metrics continued to improve.  Florida and Georgia are strong and growing and I remain optimistic.  Additionally, I am excited about our recent announcement to acquire a 51% ownership interest in Brand Mortgage, which we expect to close later this quarter and operate as Capital City Home Loans.  There is a wonderful chemistry between our two management teams and I believe this strategic alliance will significantly enhance our overall mortgage banking business.  Your management team will continue to focus on implementing strategies that produce long-term value for our shareowners and I appreciate your continued support.”

Compared to the third quarter of 2019, the $0.1 million increase in net income reflected a $1.0 million decrease in the loan loss provision, lower income taxes of $0.4 million, and a $0.1 million increase in net interest income, partially offset by higher noninterest expense of $1.3 million and lower noninterest income of $0.1 million.

Compared to the fourth quarter of 2018, the $0.1 million increase in net income was attributable to higher net interest income of $1.9 million, higher noninterest income of $0.6 million, and a $0.6 million decrease in the loan loss provision, partially offset by higher noninterest expense of $2.6 million and income taxes of $0.4 million.

The increase in net income of $4.6 million for the full year 2019 versus 2018 was attributable to higher net interest income of $10.8 million, higher noninterest income of $1.5 million, and a $0.9 million decrease in the loan loss provision, partially offset by higher income taxes of $6.5 million and noninterest expense of $2.1 million.

Our return on average assets (“ROA”) was 1.14% and our return on average equity (“ROE”) was 10.39% for the fourth quarter of 2019.  These metrics were 1.14% and 10.51% for the third quarter of 2019, respectively, and 1.18% and 11.10% for the fourth quarter of 2018, respectively.  For the full year 2019, our ROA was 1.03% and our ROE was 9.72% compared to 0.92% and 8.89%, respectively, for 2018.

Discussion of Operating Results

Tax-equivalent net interest income for the fourth quarter of 2019 was $26.4 million compared to $26.3 million for the third quarter of 2019 and $24.5 million for the fourth quarter of 2018.  For the full year 2019, tax-equivalent net interest income totaled $103.9 million compared to $93.2 million for 2018.  Compared to the third quarter of 2019, growth in both our overnight funds and loans offset the unfavorable rate variance due to the lower overnight funds rate.  Compared to the prior-year periods, the increase in net interest income was driven by deposit growth (predominately noninterest bearing), which funded growth in overnight funds and loans.  Additionally, average yields/rates were generally favorable as higher rates prior to 2019 continued to migrate through the earning asset portfolios.

The federal funds target rate reached a recent high in the second quarter of 2019 at a range of 2.25% to 2.50%. During the second half of 2019, the Federal Open Market Committee reduced rates by an aggregate of 75 basis points to the current range of 1.50% to 1.75%.  These rate cuts resulted in downward repricing of our variable/adjustable rate earning assets, which to date has been offset by loan growth and a corresponding reduction in rates paid on our negotiated rate deposit products.  We continue to prudently manage our overall cost of funds, which was 26 basis points for the fourth quarter of 2019, compared to 33 basis points for the third quarter of 2019.  Due to highly competitive fixed-rate loan pricing in our markets, we continue to review our loan pricing and make adjustments where we believe appropriate and prudent.

Our net interest margin for the fourth quarter of 2019 was 3.89%, a decrease of three basis points from the third quarter of 2019 and an increase of eight basis points over the fourth quarter of 2018.  For the full year 2019, the net interest margin was 3.85%, a 21 basis point increase compared to 2018.  The decrease in the margin compared to the third quarter 2019 was due primarily to the growth and composition of our earning assets. The increase in the margin compared to the fourth quarter 2018 reflected a three basis point increase in our earning asset yield and a five basis point decline in our cost of funds.  The increase in the margin compared to 2018 was attributable to a 29 basis point increase in our earning asset yield, partially offset by an eight basis point increase in our cost of funds.  In general, overnight rates rose into the second quarter 2019, at which time they reversed and began to fall in response to the Fed rate cuts.

The provision for loan losses for the fourth quarter of 2019 was negative $0.2 million and reflected a lower level of net loan losses.  This compares to a provision expense of $0.8 for the third quarter of 2019 and $0.4 million for the fourth quarter of 2018.  For the full year 2019, the loan loss provision expense was $2.0 million compared to $2.9 million in 2018.  At December 31, 2019, the allowance for loan losses of $13.9 million represented 0.75% of outstanding loans (net of overdrafts) and provided coverage of 311% of nonperforming loans compared to 0.78% and 291%, respectively, at September 30, 2019 and 0.80% and 207%, respectively, at December 31, 2018.

Noninterest income for the fourth quarter of 2019 totaled $13.8 million, a decrease of $0.1 million, or 0.5%, from the third quarter of 2019 and a $0.6 million, or 4.5%, increase over the fourth quarter of 2018.  For the full year 2019, noninterest income totaled $53.1 million, a $1.5 million, or 2.9%, increase over 2018, which reflected higher wealth management fees of $1.8 million, mortgage banking fees of $0.6 million, and bank card fees of $0.6 million, partially offset by lower deposit fees of $0.6 million and other income of $0.9 million.  The improvement in wealth management fees was driven by higher trading activity by our retail brokerage clients and to a lesser extent growth in assets under management.  A lower rate environment drove higher residential loan production and the increase in mortgage banking fees.  Higher debit card utilization by our clients and credit card promotions throughout the year drove the improvement in bank card fees.  The decline in deposit fees reflected lower overdraft fees and the reduction in other income was primarily attributable to a miscellaneous recovery in the fourth quarter of 2018 and lower miscellaneous fees.  The same aforementioned factors drove the variance versus the fourth quarter of 2018.

Noninterest expense for the fourth quarter of 2019 totaled $29.1 million, an increase of $1.3 million, or 4.6%, over the third quarter of 2019 and $2.6 million, or 9.9%, over the fourth quarter of 2018.  Compared to the third quarter of 2019, higher compensation expense (primarily incentives) and legal/professional fees related to the Brand Mortgage, LLC transaction drove the increase.  The increase over the fourth quarter of 2018 was primarily attributable to lower other real estate owned (“OREO”) expense in the fourth quarter of 2018, which reflected a large gain from the sale of a banking office.  Higher compensation expense (base salaries and commissions) also contributed to the variance.  For the full year 2019, noninterest expense totaled $113.6 million, a $2.1 million, or 1.9% increase over 2018, which primarily reflected higher compensation expense of $2.4 million (base salaries and commissions) and OREO expense of $1.0 million, partially offset by lower other expense of $1.2 million (primarily legal fees, professional fees, and FDIC insurance fees).

We realized income tax expense of $2.5 million (effective rate of 22.9%) for the fourth quarter of 2019 compared to $3.0 million (effective rate of 25.9%) for the third quarter of 2019 and $2.1 million (effective rate of 20.4%) for the fourth quarter of 2018.  Income tax expense for the third quarter of 2019 was unfavorably impacted by net discrete items totaling $0.3 million.  For the full year 2019, income tax expense totaled $9.9 million (effective rate of 24.4%) compared to $3.4 million (effective rate of 11.5%) for 2018.  During 2018, we realized tax benefits totaling $3.3 million (1Q - $1.5 million, 2Q - $1.4 million, 3Q - $0.4 million) resulting from the effect of federal tax reform on pension plan contributions made in 2018 for the plan year 2017.

Discussion of Financial Condition

Average earning assets were $2.695 billion for the fourth quarter of 2019, an increase of $24.6 million, or 0.9%, over the third quarter of 2019, and an increase of $140.2 million, or 5.5%, over the fourth quarter of 2018.  The increase in average earning assets compared to both prior periods reflected a higher level of deposits, primarily noninterest bearing accounts.

We maintained an average net overnight funds (deposits with banks plus fed funds sold less fed funds purchased) sold position of $228.1 million in the fourth quarter of 2019 compared to an average net overnight funds sold position of $207.1 million in the third quarter of 2019 and $80.8 million in the fourth quarter of 2018.  The increase compared to both prior periods reflected deposit growth and runoff from the investment portfolio, partially offset by loan growth.

Average loans increased $8.6 million, or 0.5% compared to the third quarter of 2019, and grew by $60.6 million, or 3.4% compared to the fourth quarter of 2018.  The increase compared to both prior periods reflected growth in all our loan types except institutional loans, consumer loans, and home equity loans.  During 2019, we purchased adjustable rate residential loans totaling $14.9 million and a fixed rate commercial loan pool totaling $10.3 million, in each case based on principal balances at the time of purchase.

Without compromising our credit standards or taking on inordinate interest rate risk, we have modified some of our lending programs to address the highly competitive rate environment. We continue to closely monitor our markets and make minor rate adjustments as necessary.

Nonperforming assets (nonaccrual loans and OREO) totaled $5.4 million at December 31, 2019, comparable to September 30, 2019, and a $3.7 million, or 40.4%, decrease from December 31, 2018.  Nonaccrual loans totaled $4.5 million at December 31, 2019, a $0.5 million decrease from September 30, 2019 and a $2.4 million decrease from December 31, 2018.  The balance of OREO totaled $1.0 million at December 31, 2019, an increase of $0.4 million over September 30, 2019 and a $1.3 million decrease from December 31, 2018.

Average total deposits were $2.525 billion for the fourth quarter of 2019, an increase of $29.2 million, or 1.2%, from the third quarter of 2019, and an increase of $112.6 million, or 4.7%, over the fourth quarter of 2018.  The increase in average deposits compared to both prior periods primarily reflected increases in noninterest bearing deposits, partially offset by declines in money market accounts and certificates of deposit.

We continue to closely monitor and manage deposit levels as part of our overall liquidity position and believe a prudent pricing discipline remains the key to managing our mix of deposits.

Average borrowings for the fourth quarter 2019 decreased $1.7 million compared to the third quarter 2019, and declined $11.2 million compared to the fourth quarter of 2018. Declines compared to both prior periods occurred in both short-term and long-term borrowings.

Shareowners equity was $326.7 million at December 31, 2019 compared to $321.6 million at September 30, 2019 and $302.6 million at December 31, 2018.  Our leverage ratio was 11.25%, 11.09%, and 10.89%, respectively, on these dates.  At December 31, 2019, our total risk-based capital ratio was 17.90% compared to 17.59% and 17.13%, respectively.  Our common equity tier 1 capital ratio was 14.47% at December 31, 2019 compared to 14.13% at September 30, 2019 and 13.58% at December 31, 2018.  All of our regulatory capital ratios exceeded the threshold to be designated as “well-capitalized” under the Basel III capital standards.  Further, our tangible common equity ratio was 8.05% at December 31, 2019 compared to 8.31% and 7.58% at September 30, 2019 and December 31, 2018, respectively.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (NASDAQ: CCBG) is one of the largest publicly traded financial holding companies headquartered in Florida and has approximately $3.1 billion in assets.  We provide a full range of banking services, including traditional deposit and credit services, mortgage banking, asset management, trust, merchant services, bankcards and securities brokerage services.  Our bank subsidiary, Capital City Bank, was founded in 1895 and now has 57 banking offices and 82 ATMs in Florida, Georgia and Alabama.  For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this press release are based on current plans and expectations that are subject to uncertainties and risks, which could cause our future results to differ materially.  The following factors, among others, could cause our actual results to differ: the accuracy of the our financial statement estimates and assumptions; legislative or regulatory changes, including the Dodd-Frank Act, Basel III, and the ability to repay and qualified mortgage standards; fluctuations in inflation, interest rates, or monetary policies; the effects of security breaches and computer viruses that may affect our computer systems or fraud related to debit card products; changes in consumer spending and savings habits; our growth and profitability; the strength of the U.S. economy and the local economies where we conduct operations; the effects of a non-diversified loan portfolio, including the risks of geographic and industry concentrations; harsh weather conditions and man-made disasters; changes in the stock market and other capital and real estate markets; customer acceptance of third-party products and services; increased competition and its effect on pricing, including the long-term impact on our net interest margin from the repeal of Regulation Q; negative publicity and the impact on our reputation; technological changes, especially changes that allow out of market competitors to compete in our markets; changes in accounting; and our ability to manage the risks involved in the foregoing.  Additional factors can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and our other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).  Forward-looking statements in this press release speak only as of the date of the press release, and we assume no obligation to update forward-looking statements or the reasons why actual results could differ, except as required by law.

USE OF NON-GAAP FINANCIAL MEASURES

We present a tangible common equity ratio and tangible book value per diluted share that removes the effect of goodwill resulting from merger and acquisition activity.  We believe these measures are useful to investors because it allows investors to more easily compare our capital adequacy to other companies in the industry.  The GAAP to non-GAAP reconciliation is provided below.

(Dollars in Thousands)		Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Shareowners' Equity (GAAP)		$327,016	$321,562	$314,595	$308,986	$302,587
Less: Goodwill (GAAP)		84,811	84,811	84,811	84,811	84,811
Tangible Shareowners' Equity (non-GAAP)	A	242,205	236,751	229,784	224,175	217,776
Total Assets (GAAP)		3,088,953	2,934,513	3,017,654	3,052,051	2,959,183
Less: Goodwill (GAAP)		84,811	84,811	84,811	84,811	84,811
Tangible Assets (non-GAAP)	B	$3,004,142	$2,849,702	$2,932,843	$2,967,240	$2,874,372
Tangible Common Equity Ratio (non-GAAP)	A/B	8.06%	8.31%	7.83%	7.56%	7.58%
Actual Diluted Shares Outstanding (GAAP)	C	16,855,161	16,797,241	16,773,449	16,840,496	16,808,542
Tangible Book Value per Diluted Share (non-GAAP)	A/C	$14.37	$14.09	$13.70	$13.31	$12.96

CAPITAL CITY BANK GROUP, INC.
EARNINGS HIGHLIGHTS
Unaudited

	Three Months Ended			Twelve Months Ended
(Dollars in thousands, except per share data)	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018

EARNINGS
Net Income	$8,565	$8,481	$8,458	$30,807	$26,224
Net Income Per Common Share	$0.51	$0.50	$0.50	$1.83	$1.54
PERFORMANCE
Return on Average Assets	1.14%	1.14%	1.18%	1.03%	0.92%
Return on Average Equity	10.39%	10.51%	11.10%	9.72%	8.89%
Net Interest Margin	3.89%	3.92%	3.81%	3.85%	3.64%
Noninterest Income as % of Operating Revenue	34.50%	34.67%	35.22%	33.92%	35.79%
Efficiency Ratio	72.48%	69.27%	70.21%	72.40%	77.05%
CAPITAL ADEQUACY
Tier 1 Capital Ratio	17.16%	16.83%	16.36%	17.16%	16.36%
Total Capital Ratio	17.90%	17.59%	17.13%	17.90%	17.13%
Leverage Ratio	11.25%	11.09%	10.89%	11.25%	10.89%
Common Equity Tier 1 Ratio	14.47%	14.13%	13.58%	14.47%	13.58%
Tangible Common Equity Ratio(1)	8.06%	8.31%	7.58%	8.06%	7.58%
Equity to Assets	10.59%	10.96%	10.23%	10.59%	10.23%
ASSET QUALITY
Allowance as % of Non-Performing Loans	310.99%	290.55%	206.79%	310.99%	206.79%
Allowance as a % of Loans	0.75%	0.78%	0.80%	0.75%	0.80%
Net Charge-Offs as % of Average Loans	0.05%	0.23%	0.10%	0.13%	0.12%
Nonperforming Assets as % of Loans and ORE	0.29%	0.30%	0.51%	0.29%	0.51%
Nonperforming Assets as % of Total Assets	0.18%	0.19%	0.31%	0.18%	0.31%
STOCK PERFORMANCE
High	$30.95	$28.00	$26.95	$30.95	$26.95
Low	25.75	23.70	19.92	21.04	19.92
Close	$30.50	$27.45	$23.21	$30.50	$23.21
Average Daily Trading Volume	41,247	25,596	21,455	27,496	21,082

(1)Tangible common equity ratio is a non-GAAP financial measure. For additional information, including a reconciliation to GAAP, refer to page 4.

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited

	2019				2018
(Dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
ASSETS
Cash and Due From Banks	$60,087	$61,151	$53,731	$49,501	$62,032
Funds Sold and Interest Bearing Deposits	318,336	177,389	234,097	304,213	213,968
Total Cash and Cash Equivalents	378,423	238,540	287,828	353,714	276,000

Investment Securities Available for Sale	403,601	376,981	410,851	429,016	446,157
Investment Securities Held to Maturity	239,539	240,303	229,516	226,179	217,320
Total Investment Securities	643,140	617,284	640,367	655,195	663,477

Loans Held for Sale	9,509	13,075	9,885	4,557	6,869

Loans, Net of Unearned Interest
Commercial, Financial, & Agricultural	255,365	259,870	265,001	238,942	233,689
Real Estate - Construction	115,018	111,358	101,372	87,123	89,527
Real Estate - Commercial	625,556	610,726	614,618	615,129	602,061
Real Estate - Residential	353,642	354,545	349,843	338,574	334,197
Real Estate - Home Equity	197,360	197,326	201,579	209,194	210,111
Consumer	279,565	277,970	288,196	296,351	295,040
Other Loans	7,808	14,248	13,131	10,430	8,018
Overdrafts	1,615	1,710	1,442	1,362	1,582
Total Loans, Net of Unearned Interest	1,835,929	1,827,753	1,835,182	1,797,105	1,774,225
Allowance for Loan Losses	(13,905)	(14,319)	(14,593)	(14,120)	(14,210)
Loans, Net	1,822,024	1,813,434	1,820,589	1,782,985	1,760,015

Premises and Equipment, Net	84,543	85,810	86,005	86,846	87,190
Goodwill	84,811	84,811	84,811	84,811	84,811
Other Real Estate Owned	953	526	1,010	1,902	2,229
Other Assets	65,550	81,033	87,159	82,041	78,592
Total Other Assets	235,857	252,180	258,985	255,600	252,822

Total Assets	$3,088,953	$2,934,513	$3,017,654	$3,052,051	$2,959,183

LIABILITIES
Deposits:
Noninterest Bearing Deposits	$1,044,699	$1,022,774	$1,024,898	$995,853	$947,858
NOW Accounts	902,499	728,395	810,568	887,453	867,209
Money Market Accounts	217,839	239,410	240,181	244,628	237,739
Regular Savings Accounts	374,396	372,601	371,773	372,414	358,306
Certificates of Deposit	106,021	109,827	113,684	116,946	120,744
Total Deposits	2,645,454	2,473,007	2,561,104	2,617,294	2,531,856

Short-Term Borrowings	6,404	10,622	9,753	8,983	13,541
Subordinated Notes Payable	52,887	52,887	52,887	52,887	52,887
Other Long-Term Borrowings	6,514	6,963	7,313	7,661	8,568
Other Liabilities	50,678	69,472	72,002	56,240	49,744

Total Liabilities	2,761,937	2,612,951	2,703,059	2,743,065	2,656,596

SHAREOWNERS' EQUITY
Common Stock	168	167	167	168	167
Additional Paid-In Capital	32,092	31,075	30,751	31,929	31,058
Retained Earnings	322,937	316,551	310,247	304,763	300,177
Accumulated Other Comprehensive Loss, Net of Tax	(28,181)	(26,231)	(26,570)	(27,874)	(28,815)

Total Shareowners' Equity	327,016	321,562	314,595	308,986	302,587

Total Liabilities and Shareowners' Equity	$3,088,953	$2,934,513	$3,017,654	$3,052,051	$2,959,183

OTHER BALANCE SHEET DATA
Earning Assets	$2,806,913	$2,635,501	$2,719,530	$2,761,070	$2,658,539
Interest Bearing Liabilities	1,666,560	1,520,705	1,606,159	1,690,972	1,658,994

Book Value Per Diluted Share	$19.40	$19.14	$18.76	$18.35	$18.00
Tangible Book Value Per Diluted Share(1)	14.37	14.09	13.70	13.31	12.96

Actual Basic Shares Outstanding	16,772	16,749	16,746	16,812	16,748
Actual Diluted Shares Outstanding	16,855	16,797	16,773	16,840	16,809

(1)Tangible book value per diluted share is a non-GAAP financial measure. For additional information, including a reconciliation to GAAP, refer to page 4.

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
Unaudited

						Twelve Months Ended
	2019				2018	December 31,
(Dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	2019	2018

INTEREST INCOME
Interest and Fees on Loans	$23,842	$23,992	$23,765	$22,616	$22,431	$94,215	$84,117
Investment Securities	3,221	3,307	3,393	3,513	3,478	13,434	12,868
Funds Sold	945	1,142	1,507	1,593	461	5,187	2,410
Total Interest Income	28,008	28,441	28,665	27,722	26,370	112,836	99,395

INTEREST EXPENSE
Deposits	1,157	1,596	1,988	2,099	1,312	6,840	4,243
Short-Term Borrowings	16	27	31	35	53	109	110
Subordinated Notes Payable	525	558	596	608	572	2,287	2,167
Other Long-Term Borrowings	56	63	66	72	85	257	371
Total Interest Expense	1,754	2,244	2,681	2,814	2,022	9,493	6,891
Net Interest Income	26,254	26,197	25,984	24,908	24,348	103,343	92,504
Provision for Loan Losses	(162)	776	646	767	457	2,027	2,921
Net Interest Income after Provision for Loan Losses	26,416	25,421	25,338	24,141	23,891	101,316	89,583

NONINTEREST INCOME
Deposit Fees	4,980	4,961	4,756	4,775	5,172	19,472	20,093
Bank Card Fees	3,131	2,972	3,036	2,855	2,830	11,994	11,378
Wealth Management Fees	2,761	2,992	2,404	2,323	2,320	10,480	8,711
Mortgage Banking Fees	1,542	1,587	1,199	993	1,129	5,321	4,735
Other	1,414	1,391	1,375	1,606	1,787	5,786	6,648
Total Noninterest Income	13,828	13,903	12,770	12,552	13,238	53,053	51,565

NONINTEREST EXPENSE
Compensation	17,363	16,203	16,437	16,349	16,322	66,352	63,921
Occupancy, Net	4,680	4,710	4,537	4,509	4,804	18,436	18,503
Other Real Estate, Net	102	6	75	363	(1,663)	546	(442)
Other	6,997	6,954	7,347	6,977	7,042	28,275	29,521
Total Noninterest Expense	29,142	27,873	28,396	28,198	26,505	113,609	111,503

OPERATING PROFIT	11,102	11,451	9,712	8,495	10,624	40,760	29,645
Income Tax Expense	2,537	2,970	2,387	2,059	2,166	9,953	3,421
NET INCOME	$8,565	$8,481	$7,325	$6,436	$8,458	$30,807	$26,224

PER SHARE DATA
Basic Net Income	$0.51	$0.51	$0.44	$0.38	$0.50	$1.84	$1.54
Diluted Net Income	0.51	0.50	0.44	0.38	0.50	1.83	1.54
Cash Dividend	$0.13	$0.13	$0.11	$0.11	$0.09	$0.48	$0.32
AVERAGE SHARES
Basic	16,750	16,747	16,791	16,791	16,989	16,770	17,029
Diluted	16,834	16,795	16,818	16,819	17,050	16,827	17,072

CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
AND RISK ELEMENT ASSETS
Unaudited

						Twelve Months Ended
	2019				2018	December 31,
(Dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	2019	2018

ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period	$14,319	$14,593	$14,120	$14,210	$14,219	$14,210	$13,307
Provision for Loan Losses	(162)	776	646	767	457	2,027	2,921
Net Charge-Offs	252	1,050	173	857	466	2,332	2,018
Balance at End of Period	$13,905	$14,319	$14,593	$14,120	$14,210	$13,905	$14,210
As a % of Loans	0.75%	0.78%	0.79%	0.78%	0.80%	0.75%	0.80%
As a % of Nonperforming Loans	310.99%	290.55%	259.55%	279.77%	206.79%	310.99%	206.79%

CHARGE-OFFS
Commercial, Financial and Agricultural	$149	$289	$235	$95	$53	$768	$644
Real Estate - Construction	58	223	-	-	-	281	7
Real Estate - Commercial	33	26	-	155	-	214	315
Real Estate - Residential	27	44	65	264	111	400	780
Real Estate - Home Equity	-	333	45	52	106	430	533
Consumer	819	744	520	795	728	2,878	2,395
Total Charge-Offs	$1,086	$1,659	$865	$1,361	$998	$4,971	$4,674

RECOVERIES
Commercial, Financial and Agricultural	$127	$86	$58	$74	$128	$345	$459
Real Estate - Construction	-	-	-	-	25	-	26
Real Estate - Commercial	266	142	100	70	13	578	373
Real Estate - Residential	116	46	223	44	106	429	643
Real Estate - Home Equity	25	58	60	32	61	175	191
Consumer	300	277	251	284	199	1,112	964
Total Recoveries	$834	$609	$692	$504	$532	$2,639	$2,656

NET CHARGE-OFFS	$252	$1,050	$173	$857	$466	$2,332	$2,018

Net Charge-Offs as a % of Average Loans (1)	0.05%	0.23%	0.04%	0.20%	0.10%	0.13%	0.12%

RISK ELEMENT ASSETS
Nonaccruing Loans	$4,472	$4,928	$5,622	$5,047	$6,872
Other Real Estate Owned	953	526	1,010	1,902	2,229
Total Nonperforming Assets	$5,425	$5,454	$6,632	$6,949	$9,101

Past Due Loans 30-89 Days	$4,871	$5,120	$5,443	$4,682	$4,757
Past Due Loans 90 Days or More (accruing)	-	-	-	-	-
Classified Loans	20,847	21,323	26,406	22,219	22,889
Performing Troubled Debt Restructuring's	$16,888	$18,284	$18,737	$20,791	$22,084

Nonperforming Loans as a % of Loans	0.24%	0.27%	0.30%	0.28%	0.39%
Nonperforming Assets as a % of Loans and
Other Real Estate	0.29%	0.30%	0.36%	0.39%	0.51%
Nonperforming Assets as a % of Total Assets	0.18%	0.19%	0.22%	0.23%	0.31%

(1) Annualized

CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited

	Fourth Quarter 2019			Third Quarter 2019			Second Quarter 2019			First Quarter 2019			Fourth Quarter 2018			Dec 2019 YTD			Dec 2018 YTD
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Loans, Net of Unearned Interest	$1,846,190	23,958	5.15%	$1,837,548	24,113	5.21%	$1,823,311	23,873	5.25%	$1,780,406	22,718	5.18%	$1,785,570	22,556	5.01%	$1,822,087	94,662	5.20%	$1,718,348	84,550	4.92%

Investment Securities
Taxable Investment Securities	610,046	3,186	2.08	607,363	3,249	2.13	614,775	3,301	2.15	618,127	3,387	2.20	637,735	3,325	2.08	612,541	13,123	2.14	641,120	12,083	1.88
Tax-Exempt Investment Securities	10,327	43	1.67	18,041	73	1.63	29,342	116	1.58	40,575	158	1.56	50,362	193	1.54	24,471	390	1.60	67,037	1,006	1.50

Total Investment Securities	620,373	3,229	2.08	625,404	3,322	2.12	644,117	3,417	2.12	658,702	3,545	2.16	688,097	3,518	2.04	637,012	13,513	2.12	708,157	13,089	1.85

Funds Sold	228,137	945	1.64	207,129	1,142	2.19	251,789	1,507	2.40	265,694	1,593	2.43	80,815	461	2.26	237,999	5,187	2.18	135,379	2,410	1.78

Total Earning Assets	2,694,700	$28,132	4.14%	2,670,081	$28,577	4.25%	2,719,217	$28,797	4.25%	2,704,802	$27,856	4.17%	2,554,482	$26,535	4.12%	2,697,098	$113,362	4.20%	2,561,884	$100,049	3.91%

Cash and Due From Banks	53,174			50,981			51,832			53,848			52,344			52,453			51,222
Allowance for Loan Losses	(14,759)			(14,863)			(14,513)			(14,347)			(14,642)			(14,622)			(13,993)
Other Assets	249,089			253,111			254,126			252,208			257,061			252,127			258,035

Total Assets	$2,982,204			$2,959,310			$3,010,662			$2,996,511			$2,849,245			$2,987,056			$2,857,148

LIABILITIES:
Interest Bearing Deposits
NOW Accounts	$755,625	$889	0.47%	$749,678	$1,235	0.65%	$832,982	$1,623	0.78%	$884,277	$1,755	0.80%	$739,225	$995	0.53%	$805,134	$5,502	0.68%	$781,026	$3,152	0.40%
Money Market Accounts	227,479	170	0.30	238,565	264	0.44	237,921	265	0.45	239,516	247	0.42	248,486	216	0.34	235,845	946	0.40	251,175	675	0.27
Savings Accounts	372,518	46	0.05	372,593	46	0.05	371,716	46	0.05	364,783	44	0.05	356,723	44	0.05	370,430	182	0.05	351,341	172	0.05
Time Deposits	108,407	52	0.19	111,447	51	0.18	115,442	54	0.19	118,839	53	0.18	123,193	57	0.18	113,499	210	0.19	131,860	244	0.18
Total Interest Bearing Deposits	1,464,029	1,157	0.31%	1,472,283	1,596	0.43%	1,558,061	1,988	0.51%	1,607,415	2,099	0.53%	1,467,627	1,312	0.37%	1,524,908	6,840	0.45%	1,515,402	4,243	0.29%

Short-Term Borrowings	7,448	16	0.87%	8,697	27	1.24%	9,625	31	1.30%	11,378	35	1.26%	15,424	53	1.36%	9,275	109	1.19%	10,992	110	0.99%
Subordinated Notes Payable	52,887	525	3.88	52,887	558	4.13	52,887	596	4.46	52,887	608	4.60	52,887	572	4.23	52,887	2,287	4.26	52,887	2,167	4.04
Other Long-Term Borrowings	6,723	56	3.33	7,158	63	3.47	7,509	66	3.53	8,199	72	3.55	9,918	85	3.40	7,393	257	3.48	12,387	371	3.00

Total Interest Bearing Liabilities	1,531,087	$1,754	0.45%	1,541,025	$2,244	0.58%	1,628,082	$2,681	0.66%	1,679,879	$2,814	0.68%	1,545,856	$2,022	0.54%	1,594,463	$9,493	0.60%	1,591,668	$6,891	0.45%

Noninterest Bearing Deposits	1,060,922			1,023,472			1,007,370			957,300			944,748			1,012,581			907,571
Other Liabilities	63,291			74,540			61,611			52,070			56,445			62,940			63,045

Total Liabilities	2,655,300			2,639,037			2,697,063			2,689,249			2,547,049			2,669,984			2,562,284

SHAREOWNERS' EQUITY:	326,904			320,273			313,599			307,262			302,196			317,072			294,864

Total Liabilities and Shareowners' Equity	$2,982,204			$2,959,310			$3,010,662			$2,996,511			$2,849,245			$2,987,056			$2,857,148

Interest Rate Spread		$26,378	3.69%		$26,333	3.67%		$26,116	3.59%		$25,042	3.49%		$24,513	3.58%		$103,869	3.61%		$93,158	3.46%

Interest Income and Rate Earned(1)		28,132	4.14		28,577	4.25		28,797	4.25		27,856	4.17		26,535	4.12		113,362	4.20		100,049	3.91
Interest Expense and Rate Paid(2)		1,754	0.26		2,244	0.33		2,681	0.40		2,814	0.42		2,022	0.31		9,493	0.35		6,891	0.27

Net Interest Margin		$26,378	3.89%		$26,333	3.92%		$26,116	3.85%		$25,042	3.75%		$24,513	3.81%		$103,869	3.85%		$93,158	3.64%

(1) Interest and average rates are calculated on a tax-equivalent basis using a 21% Federal tax rate.
(2) Rate calculated based on average earning assets.